UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 17, 2009

GREENHILL & CO., INC.
(Exact name of registrant as specified in its charter)
Commission file number 001-32147

Delaware	51-0500737
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Park Avenue, 23rd floor New York, New York 10022	10022
(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (212) 389-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 17, 2009, Greenhill & Co., Inc. (the “Company”) entered into a new Office Lease (the “Lease”) with 300 Park Avenue, Inc. (the “Landlord”) for its New York office, effective September 2010. The Lease covers approximately 105,000 square feet, has a 10 year term and provides the Company with renewal rights through 2030, subject to the satisfaction of certain conditions specified in the Lease.
     The Lease provides for approximate annual base rent of (i) $7.8 million in each of years one through five and (ii) $8.4 million in each of years six through ten. In addition to the base rent, the Company is responsible for its pro rata share of certain other customary costs and charges.
     A copy of the Lease is attached to this Current Report on Form 8-K as Exhibit 10.1.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The Company entered into the Lease with 300 Park Avenue, Inc. The information set forth above under Item 1.01 is incorporated by reference herein.
Section 9. Financial Statements and Exhibits
     Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit
Number	Description

10.1	Lease between 300 Park Avenue, Inc. and Greenhill & Co., Inc. dated June 17, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.
Date: June 22, 2009	By:	/s/ Scott L. Bok
		Name:	Scott L. Bok
		Title:	Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Lease between 300 Park Avenue, Inc. and Greenhill & Co., Inc. dated June 17, 2009.

E-1